Exhibit 99.1

Brian Norris	Charlie Guyer
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4052
brian.norris@matrixone.com	charlie.guyer@matrixone.com

MatrixOne, Inc. Third Quarter Operating Results Beat First Call Estimates

— Software License Revenue Increases 17% Sequentially —

Westford, Mass. – April 28, 2004 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced results for its third quarter ended April 3, 2004.

For the third quarter ended April 3, 2004, total revenues were $29.0 million, compared to $24.0 million in the same period last year. For the third quarter, net loss was $2.8 million, or $0.06 per share, compared to a net loss of $5.3 million, or $0.11 per share, in the same period last year. For the third quarter ended March 29, 2003, pro forma net loss1, which excludes stock-based compensation, was $4.5 million, or $0.09 per share. There were no pro forma adjustments for the third quarter ended April 3, 2004.

For the nine months ended April 3, 2004, total revenues were $79.1 million, compared to $83.1 million in the same period last year. For the nine months ended April 3, 2004, net loss was $16.7 million, or $0.35 per share, compared to a net loss of $20.8 million, or $0.44 per share, in the same period last year. For the nine months ended April 3, 2004, pro forma net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, was $12.5 million, or $0.26 per share, compared to a pro forma net loss1 of $14.5 million, or $0.31 per share, in the same period last year.

[1]	The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event. For the nine month period ended April 3, 2004, pro forma net loss excludes stock-based compensation, restructuring charges and asset impairment and disposal charges. For the three and nine month periods ended March 29, 2003, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation, restructuring charges and asset impairment and disposal charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

“I’m pleased to report that we had another strong quarter with improvements in many key measures of our business. For the second consecutive quarter, we reported solid sequential revenue growth and improvements in both operating and net profit margins. Our results continue to reflect the compelling business value of Matrix10™, our focused efforts to enhance company-wide sales execution and the improving demand environment for PLM solutions,” said Mark O’Connell, President and Chief Executive Officer of MatrixOne. “Looking ahead, we will remain focused on ensuring the success of our customers, extending our leadership position in the global electronics market and returning the Company to profitability.”

The following milestones were completed or announced since MatrixOne’s second quarter earnings release on January 28, 2004:

•	During the third quarter, MatrixOne recognized revenue from a number of the world’s most innovative companies, including The Boeing Company, one of the world’s leading aerospace firms; The Defense Logistics Agency, a leading provider of supply support, and technical and logistics services to the U.S. military services and federal civilian agencies; Honda R&D, the research and development arm of Honda Motor Company; Porsche, a leading provider of high performance vehicles; and Sony Ericsson Mobile Communications AB, a global mobile communications leader.

•	MatrixOne hosted the MatrixOne Global Customer Conference 2004 (GCC 2004) which was attended by a record number of customers, prospects and partners from around the world and across every major vertical market. Attendees were able to gain valuable insight into the ways in which leading innovators have deployed MatrixOne PLM solutions to accelerate innovation, improve quality, reduce costs, and increase revenue. Some of the companies presenting at GCC 2004 included Agilent Technologies, Columbia Sportswear, Fujitsu, General Electric Consumer and Industrial Systems, General Electric Medical Systems, The Hayes Company, IBM, Invensys Rail Systems, JDS Uniphase, Johnson Controls, Linde, Medtronic, Motorola, NEC, Philips Semiconductor, Plastic Omnium, Procter & Gamble, Scandent Group, Schlumberger, Siemens Dematic, Sun Microsystems and Tata Consulting Services.

•	MatrixOne customer Procter & Gamble was awarded a 2004 CIO Magazine Enterprise Value Award, recognizing its innovative product lifecycle management environment based on

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MatrixOne technology. P&G’s PLM environment has allowed the company to revolutionize the way that employees and partners research, collaborate, update and use technical specifications – resulting in increased product quality, reduced costs and accelerated product release. The CIO Magazine Enterprise Value Awards are bestowed on organizations that have created information technology systems that demonstrate benefits and return on investment across the enterprise.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:30 p.m. eastern time today to discuss the Company’s financial results for the third quarter ended April 3, 2004 and management’s forward-looking guidance for the balance of fiscal year 2004. The conference call may be accessed in the United States by dialing (888) 428-4473 and using passcode “MONE”. The conference call may be accessed outside of the United States by dialing (651) 291-0618 and using passcode “MONE”. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.matrixone.com/investor.

Company to Participate in Investor Conferences

The Company’s management team expects to participate in the following investor conferences during the fourth quarter of fiscal year 2004; the Smith Barney Citigroup Small & Mid-Cap Conference on May 5, 2004; the Southwest Securities Software Conference on May 11, 2004; the Piper Jaffray 6th Annual Technology Conference on May 18-20, 2004; the Friedman, Billings, Ramsey & Co. 8th Annual Growth Conference on June 2, 2004; and the Bear Stearns 15th Annual Technology Conference on June 15, 2004. Additional information on the Company’s investor conference schedule is accessible from the Company’s website at www.matrixone.com/investor.

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About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne, the MatrixOne logo and eMatrix are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” and Matrix10 are trademarks of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to our ability to take advantage of market opportunities and our position in the market, our growth prospects, our plans, objectives, and expected financial and operating results, the long-term growth prospects of the PLM market, or the benefits of our products to be realized by our customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: the effectiveness of our cost reduction programs; our history of losses and our ability to achieve or maintain profitability; the weak worldwide economy; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 28, 2003 and our Quarterly Report on Form 10-Q for the three and nine month periods ended January 3, 2004.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	April 3, 2004	March 29, 2003	April 3, 2004	March 29, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Software license	$11,020	$7,153	$26,518	$31,954
Service	17,938	16,848	52,550	51,189

Total revenues	28,958	24,001	79,068	83,143

Cost of Revenues:
Software license	1,908	1,265	5,065	3,778
Service	11,741	10,830	34,878	35,408

Total cost of revenues	13,649	12,095	39,943	39,186

Gross Profit	15,309	11,906	39,125	43,957

Operating Expenses:
Selling and marketing	10,269	8,389	28,229	32,667
Research and development	5,596	5,972	17,032	19,203
General and administrative	2,511	2,581	7,194	8,161
Stock-based compensation	—	782	567	2,477
Restructuring charges	—	—	1,884	3,800
Asset impairment and disposal charges	—	—	1,680	—

Total operating expenses	18,376	17,724	56,586	66,308

Loss from Operations	(3,067)	(5,818)	(17,461)	(22,351)
Other Income, Net	298	550	956	1,557

Loss Before Income Taxes	(2,769)	(5,268)	(16,505)	(20,794)
Provision for Income Taxes	42	—	145	—

Net Loss	$(2,811)	$(5,268)	$(16,650)	$(20,794)

Basic and Diluted Net Loss Per Share	$(0.06)	$(0.11)	$(0.35)	$(0.44)

Shares Used in Computing Basic and Diluted Net Loss per Share	48,394	47,681	48,186	47,402

Reconciliation of Pro Forma Net Loss[1]:
Net Loss	$(2,811)	$(5,268)	$(16,650)	$(20,794)
Adjustments:
Stock-based compensation	—	782	567	2,477
Restructuring charges	—	—	1,884	3,800
Asset impairment and disposal charges	—	—	1,680	—

Pro Forma Net Loss[1]	$(2,811)	$(4,486)	$(12,519)	$(14,517)

Pro Forma Basic and Diluted Net Loss Per Share	$(0.06)	$(0.09)	$(0.26)	$(0.31)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	48,394	47,681	48,186	47,402

[1]	The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event. For the nine month period ended April 3, 2004, pro forma net loss excludes stock-based compensation, restructuring charges and asset impairment and disposal charges. For the three and nine month periods ended March 29, 2003, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation, restructuring charges and asset impairment and disposal charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 3, 2004	June 28, 2003
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$116,810	$127,665
Accounts receivable, net	26,862	19,544
Prepaid expenses and other current assets	5,456	7,197

Total current assets	149,128	154,406
Property and Equipment, Net	7,811	11,911
Other Assets	2,097	2,367

	$159,036	$168,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,331	$6,187
Accrued expenses	16,647	15,202
Deferred revenues	21,030	17,910

Total current liabilities	43,008	39,299

Stockholders’ Equity:
Common stock	484	479
Additional paid-in capital	212,025	211,098
Deferred stock-based consideration	—	(567)
Accumulated deficit	(99,815)	(83,165)
Accumulated other comprehensive income	3,334	1,540

Total stockholders’ equity	116,028	129,385

	$159,036	$168,684

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